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                                                                   Exhibit 10.15
                                                                   -------------


                            ASSET PURCHASE AGREEMENT
                                     between
                               FILENET CORPORATION
                                  as Purchaser
                                       and
                             ON SITE SOLUTIONS, INC.
                                    as Seller

                            Dated as of July 31, 1999

                  ASSET PURCHASE AGREEMENT, dated as of July 31, 1999 (as hereafter amended, modified or supplemented, this "Agreement"), between FileNET Corporation, a Delaware corporation ("Purchaser") and On Site Solutions, Inc., a California corporation ("Seller").

                                   WITNESSETH
                                   ----------

                  WHEREAS, Seller owns and operates a business which conducts the activities described on Annex A hereto (the "Business"); and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain assets relating to the Business and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:


                             Article 1. DEFINITIONS

        .1    Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

                  "Acquisition Documents" shall mean this Agreement, and any certificate, Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement.

                  "Action" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Assets" shall have the meaning specified in Section 2.01.

                  "Assumed Liabilities" shall have the meaning specified in
Section 2.02(a).

                  "Bill of Sale" shall mean the Bill of Sale, Assignment and Assumption Agreement to be executed by Seller on the Closing Date substantially in the form of Exhibit B.

                  "Business" shall have the meaning specified in the recitals to this Agreement.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

                  "Closing" shall have the meaning specified in Section 2.04.

                  "Closing Date" shall have the meaning specified in Section
2.04.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

                   "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or

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executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                 "Disclosure Schedule" shall mean the Disclosure Schedules attached hereto, dated as of the date hereof, and forming a part of this Agreement.

                 "Equipment" shall have the meaning specified in Annex A.

                 "ERISA" shall have the meaning specified in Section 3.13(a).

                 "Excluded Liabilities" shall have the meaning specified in
Section 2.02(b).

                 "Financial Statements" shall have the meaning specified in
Section 3.04(a)(i).

                 "Governmental Authority" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                 "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                 "Indemnified Party" shall have the meaning specified in
Section 8.04.

                 "Indemnifying Party" shall have the meaning specified in
Section 8.04.

                 "Independent Accounting Firm" shall mean Deloitte & Touche LLP.

                 "Intellectual Property" shall mean, with respect to the Business (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iii) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, (iv) copyrights (registered or otherwise) and registrations, applications for registration and licenses thereof, and all rights therein provided by international treaties or conventions, (v) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (viii) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                 "IRS" shall mean the Internal Revenue Service of the United States.


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                 "Law" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                 "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                 "Licensed Intellectual Property" shall mean all Intellectual Property licensed or sublicensed by Seller from a third party which can be used by Purchaser after the Closing and which is listed on Disclosure Schedule 3.10.

                 "Loss" shall have the meaning specified in Section 8.02(a).

                 "Material Adverse Effect" shall mean any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities) or the financial condition of the Business or (ii) would reasonably be expected to materially adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller.

                 "Material Contracts" shall mean all contracts and agreements identified on Disclosure Schedule 3.10.

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                  "Owned Intellectual Property" shall mean all Intellectual
Property in and to which Seller has a right to hold, right, title and interest listed on Disclosure Schedule 2.01(A).

                  "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Plans" shall have the meaning specified in Section 3.13.

                  "Purchase Price" shall have the meaning specified in Section 2.03.

                  "Purchaser" shall have the meaning specified in the recitals to this Agreement.

                  "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

                  "Reference Balance Sheet" shall have the meaning specified in
Section 3.04(a)(ii).

                  "Reference Balance Sheet Date" shall mean July 31, 1999.

                  "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "Seller" shall have the meaning specified in the recitals to this Agreement.

                  "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, to the extent Purchaser may be held liable for any such amount or to the extent any such amount constitutes a lien on the Assets or the Business.

                  "Third Party Claims" shall have the meaning specified in
Section 8.04(b).

                  "Threshold Amount" shall have the meaning specified in Section 8.02(b).

                  "Transferred Employee" shall have the meaning specified in
Section 6.01.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

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                          Article 2. PURCHASE AND SALE

        .1    Assets to Be Sold. On the terms and subject to the conditions of this Agreement, Seller shall, on the Closing Date, sell, convey and assign to Purchaser, free and clear of all claims, liens and interests except as is provided for herein, all of Seller's right, title and interest in and to the Assets set forth on Disclosure Schedule 2.01 and no other assets, other than those listed on Disclosure Schedule 2.01 ("Assets").

        .2    Assumption and Exclusion of Liabilities.

                  (a) On the terms and subject to the conditions of this Agreement, Purchaser shall, on the Closing Date, assume the following liabilities and obligations arising out of ownership, use and operation of the Business after the Closing Date (the "Assumed Liabilities") set forth on Disclosure Schedule 2.02(a).

                  (b) Seller shall retain, and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for any liabilities and obligations other than the Assumed Liabilities (the "Excluded Liabilities") whether or not the Excluded Liabilities relate to the Business.

        .3    Purchase Price. (a) The aggregate purchase price for the Assets and Assumed Liabilities shall be $420,000 (the "Purchase Price") to be paid in cash paid by wire transfer from Purchaser to Seller on the Closing Date.

        .4    Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of FileNET Corporation, 3565 Harbor Boulevard, Costa Mesa, CA 92626 at 10:00 A.M. California time on August ___, 1999, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

        .5    Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

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                  (a) the Bill of Sale substantially in the form of Exhibit A, and such other instruments, in form and substance satisfactory to Purchaser, as may be reasonably requested by Purchaser to transfer the Assets to Purchaser or evidence such transfer on the public records;

                  (b) Assignment Letters substantially in the form of Exhibit E;

                  (c) a receipt for the Purchase Price; and

                  (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.01.

          .6 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller:

                  (a) the net amount equal to $420,000 less cash receipts plus cash disbursements from July 31, 1999 by wire transfer in immediately available funds;

                  (b) Assignment and Assumption Agreement substantially in the form of Exhibit B;

                  (c) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02;

                  (d) copy of Form 3 filing receipt; and

                  (e) post-Closing payment.

          .7 Effective Date. Notwithstanding anything contained in this Agreement to the contrary, for accounting purposes, the purchase and sale of the Assets and the assignment and assumption of the Assumed Liabilities pursuant to this Agreement shall be deemed to be effective as of the close of business on July 31, 1999. Any cash received by Seller after July 31, 1999 in payment of receivables or otherwise related to the Assets shall be paid to Purchaser at the Closing. Purchaser shall be responsible for all liabilities incurred in the ordinary course of business of Seller after July 31, 1999, including payroll and employee benefit expenses.

               Article 3. REPRESENTATIONS AND WARRANTIESOF SELLER

                  As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as of the Closing Date, as follows:

          .1 Organization, Authority and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into the Acquisition Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and its shareholders. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

          .2 No Conflict. The execution, delivery and performance of this Agreement by Seller does not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties or businesses, including, without limitation, the Assets and the Business, or (c) except as set forth in Disclosure Schedule 3.02, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party or by which any of such Assets is bound or affected and which is included in the Assets.

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          .3  Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described in Disclosure
Schedule 3.03.

          .4  Financial Information; Books and Records.

                  (a) (i) Disclosure Schedule 3.04(a)(i) sets forth true and complete copies of the unaudited balance sheet of Seller for the fiscal year ended as of December 31, 1998 of the Business, and the related statements of income (collectively, the "Financial Statements") and (ii) Disclosure Schedule 3.04(a)(ii) sets forth true and complete copies of the unaudited balance sheet of the Business as of July 31, 1999 (the "Reference Balance Sheet") has been delivered by Seller to Purchaser. The Financial Statements and the Reference Balance Sheet (i) were prepared in accordance with the books of account and other financial records of Seller, (ii) present fairly the financial condition and results of operations of Seller related to the Business as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Seller and throughout the periods involved, and (iv) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Seller related to the Business and the results of the operations of Seller related to the Business as of the dates thereof for the periods covered thereby other than customary year-end adjustments.

                  (b) The books of account and other financial records of Seller as they relate to the Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of Seller and throughout the periods involved, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices.

          .5 No Undisclosed Liabilities. There are no Liabilities of Seller related to the Business other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet, (ii) disclosed in Disclosure Schedule 3.05,
(iii) incurred since the Reference Balance Sheet Date in the ordinary course of business, consistent with past practice, of Seller related to the Business (iv) of a type that U.S. GAAP does not require to be reported on a balance sheet; or
(v) which do not and could not have a Material Adverse Effect. Reserves are reflected on the Reference Balance Sheet against all Liabilities of Seller related to the Business, other than Liabilities relating to the Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of Seller related to the Business and in accordance with U.S. GAAP.

          .6 Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet related to the Assets arose from, and the Receivables existing on the Closing Date related to the Assets will have arisen from, the sale of Inventory or services to Persons not affiliated with Seller and in the ordinary course of the Business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of Seller which are not subject to set-off or other defenses or counterclaims other than in the ordinary course of the Business consistent with past practice.

          .7 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in Disclosure Schedule 3.07, the Business has been conducted in the ordinary course and consistent with past practice. Since the Reference Balance Sheet date, Seller has not permitted or suffered any liens or encumbrances on the Assets, made any unusual payments, purchases, transactions, capital expenditures or agreements. As amplification and not limitation of the foregoing, since the Reference Balance Sheet Date, Seller has not:

                  (i) written down or written up (or failed to write down in accordance with U.S. GAAP consistent with past practice) the value of any Receivables or revalued any assets of Seller related to the Business other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

                  (ii) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller related to the Business to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or
(B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any

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collective bargaining agreement and involving ordinary increases consistent with the past practice of Seller related to the Business; or

                  (iii) suffered any Material Adverse Effect related to the Business.

          .8   Litigation. Except as set forth in Disclosure Schedule 3.08, there are no Actions by or against Seller affecting any of the Assets pending before any Governmental Authority (or, to the best knowledge of Seller after due inquiry, threatened to be brought by or before any Governmental Authority). Except as set forth in Disclosure Schedule 3.08, neither Seller nor the Assets, is subject to any Governmental Order (nor, to the best knowledge of Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

          .9   Compliance with Laws. To the best of Seller's knowledge, it has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to Seller or the Assets and the Business, and Seller is not in violation of any such Law or Governmental Order, except where such noncompliance or violation would not reasonably be expected to have a Material Adverse Effect.

          .10  Material Contracts.

                  (a) Except as disclosed in Disclosure Schedule 3.10(a), each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect, (ii) is freely and fully assignable to Purchaser without penalty or other adverse consequences, (iii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Seller is not, in any material respect, in breach of, or default under, any Material Contract; and
(iv) has products and services of Seller which are Year 2000 compliant.

                  (b) Except as disclosed in Disclosure Schedule 3.10(b), no other party to any Material Contract is, in any material respect, in breach thereof or default thereunder.

          .11 Intellectual Property. The rights of Seller in or to the Owned Intellectual Property and Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person, and Seller has not received any claim or written notice from any Person to such effect.

                  (a) Except as disclosed in Disclosure Schedule 3.11(a):
(i) all the Owned Intellectual Property is owned by Seller, free and clear of any encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of Seller has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Owned Intellectual Property or (B) alleging that any services provided, or software licensed or sold by Seller are being provided, licensed or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of Seller, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of Seller therein.

                  (b) Except as disclosed in Disclosure Schedule 3.11(b):
(i) no Actions have been made or asserted or are pending (nor, to the knowledge of Seller has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and (ii) to the best knowledge of Seller, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of Seller therein.

          .12 Assets. Except as disclosed in Disclosure Schedule 3.12, Seller owns, leases or has the legal right to use all the Assets and has good and marketable title to, all the Assets, free and clear of all encumbrances.

                  (a) Except as set forth in Sections 3.10(b), 3.11(b), 3.12 of the Disclosure Schedule, Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to Purchaser without penalty or other adverse consequences.

          .13 Employee Benefit Matters. Plans and Material Documents. Disclosure Schedule 3.13 lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred

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compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party with respect to the Business, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current employee, officer or director of Seller with respect to the Business (collectively, "Plans").

                  (a) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and to the best of Seller's knowledge no fact or event exists which could give rise to any such liability. Seller has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan.

          .14  Labor Matters. Except as set forth in Disclosure Schedule 3.14,
(a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the Business, and currently there are no organizational campaigns, petitions or other unionization activities known to Seller seeking recognition of a collective bargaining unit at the Business; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller, threatened between Seller and any group of employees of the Business, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract with respect to the Business and there are no grievances outstanding against Seller under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Seller with respect to the Business before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Business;
(e) Seller is currently in compliance in all material respects with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, employee benefits and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority with respect to the Business and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Seller has paid in full to all employees of the Business or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in the Business; (h) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Business; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Business; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person with respect to the Business.

          .15 Insurance. All material assets, properties and risks of the Business are covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers'

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compensation insurance) issued in favor of Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Seller with respect to the Business.

                  (a) At no time subsequent to December 31, 1998 has Seller
(i) been denied any insurance which it has requested with respect to either the Assets or the Business, (ii) made any material reduction in the scope or amount of its insurance coverage with respect to either the Assets or the Business, or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Disclosure
Schedule 3.15(a) will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage with respect to either the Assets or the Business. Since December 31, 1998, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for Seller with respect to either the Assets or the Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage with respect to either the Assets or the Business.

          .16 Full Disclosure. No representation or warranty of Seller in this Agreement, nor any statement or certificate furnished or to be furnished prior to or at the Closing to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          .17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

          .18 Vote Required. The affirmative vote of Seller is the only vote necessary to approve this Agreement and the transactions contemplated hereby. Seller has approved this Agreement and the transactions contemplated hereby.

             Article 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as follows:

          .1   Organization and Authority of Purchaser. Purchaser is a
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

          .2   No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or by-laws (or other organizational documents) of Purchaser; or (b) conflict with or violate any Law or Governmental Order applicable to Purchaser.

          .3   Governmental Consents and Approvals. The execution, delivery and performance of this Agreement to which it is a party by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

          .4   Other Actions. There are no actions, proceedings or
investigations pending or, to the knowledge of Purchaser, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Purchaser or Seller to enter into or perform its respective obligations under this Agreement. Purchaser has not, on behalf of itself or Seller, received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

          .5 Brokers. No broker, finder or investment banker except Alliant Partners is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                        Article 5. ADDITIONAL AGREEMENTS

          .1 Retention of Records by Purchaser. In order (a) to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, for a period ending on the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to Tax liabilities, Purchaser shall (i) retain the books and records of Seller which are transferred to Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Seller reasonable access (including the right to make photocopies at Purchaser's expense), during normal business hours, to such books and records.

          .2 Retention of Records by Seller. In order (a) to facilitate the resolution of any claims made by or against or incurred by Purchaser after the Closing or for any other reasonable purpose, for a period ending on the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to Tax liabilities, Seller shall (i) retain all books and records of Seller which are not transferred to Purchaser pursuant to this Agreement and which relate to Seller, its operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser, and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Purchaser reasonable access (including the right to make photocopies at Purchaser's expense), during normal business hours, to such books and records.

          .3 Confidentiality. The parties acknowledge that Purchaser and Seller have previously executed the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          .4  Regulatory and Other Authorizations; Notices and Consents.
(a) Seller shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials, customers, vendors and other parties who may have or be able to assert legal rights with respect to this transaction that may be or become necessary for execution and delivery of this Agreement, and the performance of Seller's obligations pursuant to this Agreement and will cooperate fully with Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          .5 Notice of Developments. Prior to the Closing, Seller shall promptly notify Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to July 31, 1999 which could have a Material Adverse Effect on the Business, and (b) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer relations, employee relations or projections of the Business.

          .7  Section 5.06 Use of Intellectual Property. Except as set forth in
Section 5.09, from and after the Closing, Seller shall not use any of the Owned Intellectual Property or the Licensed Intellectual Property.

          .12 Section 5.07 Bulk Transfer Laws. Seller shall not be required to comply with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Purchaser, which are waived by Purchaser.

          Section 5.08 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, including obtaining any necessary consents or approvals from, or making any necessary filings with any domestic or foreign regulatory agencies, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

          Section 5.09 Use of Software. Notwithstanding anything contained in this Agreement to the contrary, Seller shall retain, following the Closing, the right to use the software described on Annex B hereto, including source codes, in connection with the performance of its obligations under maintenance agreements with existing customers. Seller shall also have the right to allow its former affiliates to use and exploit the software described on Annex B hereto, including source codes, in connection with the performance of their obligations under maintenance agreements with existing customers. All title and ownership rights in and to the software described on Annex B shall remain vested in Purchaser.

                          Article 6. EMPLOYEE MATTERS

          .1 Offer of Employment. Disclosure Schedule 6.01 contains a true and complete list of all employees of the Business as of the date hereof and sets forth their position, current salary and status. As of the Closing Date, Purchaser shall offer employment to certain current employees of the Business. Each employee who accepts such offers of employment effective as of the Closing Date shall be referred to herein as a "Transferred Employees."

          .2 Accrued Wages, Salaries and Vacation; Benefits. Seller shall pay to each Transferred Employee all wages, salaries and compensation for accrued vacation, insurance benefits and COBRA premiums, if applicable, earned by him or her prior to the Closing Date. Seller shall retain all liability under, and responsibility for, the Plan listed (or required to be listed) in Disclosure
Schedule 3.13 and Buyer shall have no obligation under or with respect to any such plan or arrangement.

                        Article 7. CONDITIONS TO CLOSING

          .1 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate from Purchaser to such effect signed by a duly authorized officer thereof; and

                  (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable, good faith determination of Seller is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.02(b) shall not apply if Seller has solicited or encouraged any such Action.

          .2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

                  (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable, good faith determination of Purchaser is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.02(b) shall not apply if Purchaser has solicited or encouraged any such Action;

                  (c) Resolutions of Seller. Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of

Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby;

                  (d) Legal Opinion. Purchaser shall have received from ________ ___________, an opinion, addressed to Purchaser and dated the Closing Date, substantially in the form of Exhibit B;

                  (e) Consents and Approvals. Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement;

                  (f) Material Contracts. Purchaser shall have received, each in form and substance reasonably satisfactory to Purchaser, assignments of each Material Contract identified in Disclosure Schedule 3.10 which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement including, without limitation, all third party consents required under any Material Contracts; and

                  (g) Transferred Employees. Transferred Employees shall have accepted employment with Purchaser.

                           Article 8. INDEMNIFICATION

          .1   Survival of Representations and Warranties. The representations and warranties of Seller contained in this Agreement, and all statements contained in the Acquisition Documents, shall survive the Closing until April 30, 2000 insofar as any claim is made by Purchaser for (i) the breach of any representation or warranty of Seller contained herein; (ii) any claim which arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date; (iii) or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by Purchaser, survive until April 30, 2000. Neither the period of survival nor the liability of Seller with respect to Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Purchaser to Seller, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved. No claim may be brought after April 30, 2000.

          .2  Indemnification by Seller.

                  (a) Indemnifiable Losses. Subject to Section 8.02(b), Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them), but not including any indirect, consequential or punitive damages (such Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties, including without limitation any such Action, but not including any indirect, consequential or punitive damages, each a "Loss" and collectively, "Losses") arising out of or resulting from the following:

                      (i) the breach of any representation or warranty made by Seller contained in the Acquisition Documents;

                      (ii) the breach of any covenant or agreement by Seller contained in the Acquisition Documents;

                      (iii) any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller occurring or existing prior to the Closing; provided however, that Seller shall be liable for any such Losses arising out of or related to Year 2000 compliance of products sold by Seller or services rendered by Seller prior to the Closing including such Losses that arise following the Closing; and

                      (iv) liabilities, whether arising before or after the Closing Date, that are not expressly assumed by Purchaser pursuant to this Agreement, including, without limitation the Excluded Liabilities, the Employment Agreement of Terry Cooper and the Purchase Agreement between The Judge Group and On Site Solutions, Inc. dated May 31, 1998.

                  (b) Claims; Threshold Amount. Notwithstanding the foregoing, Seller shall have no liability with respect to the matters described in paragraph(i) above unless and until the aggregate amount of Losses thereunder of which Seller receives written notice exceeds $210,000 (the "Threshold Amount"). At such time as the aggregate Losses with respect to matters described in paragraph(i) exceed the Threshold Amount, Purchaser shall be indemnified to the full extent such Losses that exceed the Threshold Amount; provided, however, that Seller shall be liable for any such Losses arising out of any intentional or fraudulent breach of any representation or warranty to the fullest extent.

                  (c) Claims; Aggregate Amount. Notwithstanding any other provision in this Section 8.02 or elsewhere in this Agreement to the contrary, the aggregate indemnification obligations of Seller hereunder shall not exceed the Purchase Price; except with respect to any claims arising out of or related to Year 2000 compliance of Seller's products or services, the aggregate indemnification obligations of Seller hereunder shall not exceed twice the Purchase Price and shall include any indirect, consequential or punitive damages required to be paid by Purchaser to third parties.

          .3 Indemnification by Purchaser. Seller and each of its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser for any and all Losses out of or resulting from:

                  (a) a breach of any representation, warranty, covenant or agreement of Purchaser contained in any of the Acquisition Documents which has not been expressly waived by Seller in writing;

                  (b) any claim, suit, action or proceeding to the extent the same pertains to the ownership, organization, operation or conduct of the Business on or after the Closing; and

                  (c) all liabilities, obligations, responsibilities and Losses, attributable to Assumed Liabilities which were not in existence on the Closing Date, except claims arising out of or related to Year 2000 compliance of products sold by Seller or services rendered by Seller prior to the Closing including such Losses that arise following the Closing.

          .4 Indemnification Procedures; Rights of Parties. For purposes of this Section 8.04, "Indemnified Party" shall mean (i) each of Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns, when being indemnified by Seller pursuant to Section 8.02, and (ii) each of the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns, when being indemnified by Purchaser pursuant to Section 8.03, and "Indemnifying Party" shall mean (x) Seller when indemnifying Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns pursuant to Section 8.02, and (y) Purchaser when indemnifying Seller and its Affiliates, officers, directors, employers, agents, successors and assigns pursuant to Section 8.03.

                  (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If, after the amount of the claim is specified by the Indemnified Person, the Indemnifying Party objects to any such claim, it may give written notice to the Indemnified Person within thirty (30) days of the later of receipt of the Indemnified Person's notice of claim or the specification by the Indemnified Person of the amount of the claim, advising the Indemnified Person of its objection. If no such notice is timely received from the Indemnifying Party by the Indemnified Person, the Indemnified Person will be entitled to payment from the Indemnifying Party in the amount of the Loss arising out of the claim specified in its notice of claim. If the Indemnifying Party advises the Indemnified Person within such thirty (30) day period that it objects to such claim, the Indemnified Person and the Indemnifying Party shall promptly meet and use their best efforts to settle the dispute in writing. If the Indemnified Person and the Indemnifying Party are unable to reach agreement within thirty
(30) days after the Indemnifying Party objects to the claim, then the disputed portion of the claim shall be submitted to arbitration in accordance with
Section 10.11. If the arbitrator shall determine that the Indemnified Person is entitled to indemnification with respect to the dispute submitted, the Indemnified Person will be entitled to obtain payment from the Indemnifying Party within thirty (30) days in the amount determined by the arbitrator.

                  (b) The obligations and Liabilities of the Indemnifying Party under this Article 8 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim as soon as possible and in any event within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 8 except to the extent the Indemnifying Party is prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article 8. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                  (c) Notwithstanding anything herein to the contrary, in the absence of fraud, the rights and remedies provided in Article 8 are the exclusive rights and remedies of the parties.

          .5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE THREE OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUSINESS. SELLER MAKES NO IMPLIED REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO OTHER IMPLIED WARRANTIES WHATSOEVER.

                            Article 9. MISCELLANEOUS

          .1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          .2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 9.02).

          .3 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement. No such announcement shall be made at any time prior to the Closing.

          .4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

          .5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Entire Agreement. This Agreement (including the Annexes, Exhibits and Disclosure Schedules) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including the Letter of Intent, but excluding the Confidentiality Agreement), representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

          .7 Section 9.06 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser); provided, however, that Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser without the consent of Seller and without diminishing Purchaser's obligations hereunder.

          .8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

          .9 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by, or on behalf of, Seller and Purchaser.

          .10 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          .11 Arbitration. The parties shall submit any dispute concerning the interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reports, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Any dispute concerning the interpretation of or the enforcement of rights and duties under this Agreement brought by Seller shall be conducted by a single, neutral arbitrator, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the County of Orange, California. The award of the arbitrator(s) in connection with such dispute shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. Any dispute concerning the interpretation or the enforcement of rights and duties under this Agreement brought by Purchaser shall be conducted by a single, neutral arbitrator, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Montgomery County, Pennsylvania. The award of the arbitrator(s) in connection with such dispute shall be enforceable according to the application provisions of the Pennsylvania Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with the paragraph. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

          .12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

          FILENET CORPORATION                ON SITE SOLUTIONS, INC.
          By:  /s/Dave Despard               By: /s/Martin E. Judge, Jr.
               ---------------                   -----------------------
          Title:  Sr. Vice-President         Title:  Chief Executive Officer


                  The Judge Group, Inc. (the "undersigned") hereby unconditionally, absolutely and irrevocably guarantees to Purchaser the performance by Seller of all of Seller's obligations contained in this Agreement including without limitation Sections 2.02 and 2.03, subject only to the terms, conditions and limitations contained herein. The undersigned hereby waives presentation, demand of payment and protest of any such obligation of Seller, and further waives any right to require that resort be had by Purchaser to Seller with respect to any such obligation before demanding performance thereof by the undersigned.

                  The undersigned further agrees that this guaranty shall inure to the benefit of and may be enforced by Purchaser, its successors and permitted assigns, and shall be binding upon and enforceable against the undersigned and its permitted successors or assigns and that this guaranty shall remain in full force and effect as to any and all modifications of the Agreement that may be effected in accordance with the terms thereof after the date hereof.

                         THE JUDGE GROUP, INC.
                         By:  /s/Martin E. Judge, Jr.
                              -----------------------
                         Title: Chief Executive Officer


                                     ANNEX A
                             DESCRIPTION OF BUSINESS

On-Site Solutions, Inc. is engaged in the systems integration, document management, and professional services business.

                                     ANNEX B
                              INTELLECTUAL PROPERTY

The Intellectual Property is defined to include but not be limited to the following:
                  DocShop
                  ViewShop
                  Symphony

The following customers of Judge IMS have a right to use the intellectual property owned by On-Site:
                  Stone and Webster
                  Provident
                  Donaldson, Lufkin & Jenrette

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